EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended June 30, 2024 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for our 2023 proxy contest and related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest, related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)
Key Metrics
As of and for the three months ended June 30, 2024
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$203,286
Net loss attributable to common stockholders	$(46,600)
Basic and diluted net loss per share attributable to common stockholders [2]	$(0.20)
Cash NOI [1]	$164,305
Adjusted EBITDA [1]	$153,568
AFFO attributable to common stockholders [1]	$76,692
Dividends per share - second quarter [3]	$0.275
Dividend yield - annualized, based on quarter end share price	15.0%

Balance Sheet and Capitalization
Gross asset value [4]	$8,741,268
Net debt [5] [6]	$5,005,310
Total consolidated debt [6]	$5,127,491
Total assets	$7,612,713
Liquidity [7]	$220,281

Common shares outstanding as of June 30, 2024 (thousands)	230,805

Net debt to gross asset value	57.3%
Net debt to annualized adjusted EBITDA [8]	8.1	x

Weighted-average interest rate cost [9]	4.7%
Weighted-average debt maturity (years) [10]	3.3
Interest Coverage Ratio [11]	2.4	x

Real Estate Portfolio	Total
Number of properties	1,242
Square footage (millions)	64.3
Leased	94%
Weighted-average remaining lease term (years) [12]	6.5
Footnotes:
[1]This Non-GAAP metric is reconciled below.
[2]Adjusted for net income attributable to common stockholders for common share equivalents.
[3]Represents quarterly dividend per share rate based off the annualized dividend rate of $1.10 that was in effect beginning in the second quarter of 2024.
[4]Defined as total assets plus accumulated depreciation and amortization as of June 30, 2024.
[5]Represents total debt outstanding of $5.1 billion, less cash and cash equivalents of $122.2 million.
[6]Excludes the effect of discounts and deferred financing costs, net.
[7]Liquidity includes $98.1 million of availability under the credit facility and $122.2 million of cash and cash equivalents as of June 30, 2024.
[8]Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended June 30, 2024 multiplied by four.
[9]The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10]The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11]The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12]The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024

Consolidated Balance Sheets
Amounts in thousands

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$1,352,946	$1,430,607
Buildings, fixtures and improvements	5,631,557	5,842,314
Construction in progress	6,913	23,242
Acquired intangible lease assets	1,215,530	1,359,981
Total real estate investments, at cost	8,206,946	8,656,144
Less accumulated depreciation and amortization	(1,128,555)	(1,083,824)
Total real estate investments, net	7,078,391	7,572,320
Assets held for sale	4,254	3,188
Cash and cash equivalents	122,181	121,566
Restricted cash	50,312	40,833
Derivative assets, at fair value	11,342	10,615
Unbilled straight-line rent	92,443	84,254
Operating lease right-of-use asset	76,743	77,008
Prepaid expenses and other assets	109,631	121,997
Deferred tax assets	4,786	4,808
Goodwill	50,020	46,976
Deferred financing costs, net	12,610	15,412
Total Assets	$7,612,713	$8,098,977

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,268,801	$2,517,868
Revolving credit facility	1,735,603	1,744,182
Senior notes, net	895,830	886,045
Acquired intangible lease liabilities, net	89,401	95,810
Derivative liabilities, at fair value	1,557	5,145
Accounts payable and accrued expenses	85,753	99,014
Operating lease liability	49,575	48,369
Prepaid rent	45,722	46,213
Deferred tax liability	5,626	6,009
Dividends payable	11,581	11,173
Total Liabilities	5,189,449	5,459,828
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,638	3,639
Additional paid-in capital	4,353,095	4,350,112
Accumulated other comprehensive loss	(6,833)	(14,096)
Accumulated deficit	(1,929,107)	(1,702,143)
Total Stockholders’ Equity	2,421,033	2,637,752
Non-controlling interest	2,231	1,397
Total Equity	2,423,264	2,639,149
Total Liabilities and Equity	$7,612,713	$8,098,977

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Revenue from tenants	$203,286	$206,045	$206,726	$118,168

Expenses:
Property operating	35,533	37,830	37,037	13,623
Operating fees to related parties	—	—	(580)	8,652
Impairment charges	27,402	4,327	2,978	65,706
Merger, transaction and other costs	1,572	761	4,349	43,765
Settlement costs	—	—	—	14,643
General and administrative	15,196	16,177	16,867	6,977
Equity-based compensation	2,340	1,973	1,058	10,444
Depreciation and amortization	89,493	92,000	98,713	49,232
Total expenses	171,536	153,068	160,422	213,042
Operating income (loss) before loss on dispositions of real estate investments	31,750	52,977	46,304	(94,874)
Gain (loss) on dispositions of real estate investments	34,102	5,867	(988)	(684)
Operating income	65,852	58,844	45,316	(95,558)
Other income (expense):
Interest expense	(89,815)	(82,753)	(83,575)	(41,161)
Loss on extinguishment of debt	(13,090)	(58)	(817)	—
Gain (loss) on derivative instruments	530	1,588	(4,478)	3,217
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	300	1,032	—	—
Other income (expense)	309	(16)	435	119
Total other expense, net	(101,766)	(80,207)	(88,435)	(37,825)
Net loss before income tax	(35,914)	(21,363)	(43,119)	(133,383)
Income tax benefit (expense)	250	(2,388)	(5,459)	(2,801)
Net loss	(35,664)	(23,751)	(48,578)	(136,184)
Preferred stock dividends	(10,936)	(10,936)	(10,936)	(6,304)
Net loss attributable to common stockholders	$(46,600)	$(34,687)	$(59,514)	$(142,488)

Basic and Diluted Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.20)	$(0.15)	$(0.26)	$(1.11)

Weighted average shares outstanding — Basic and Diluted	230,381	230,320	230,320	130,825

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
EBITDA:
Net loss	$(35,664)	$(23,751)	$(48,578)	$(136,184)
Depreciation and amortization	89,493	92,000	98,713	49,232
Interest expense	89,815	82,753	83,575	41,161
Income tax expense	(250)	2,388	5,459	2,801
EBITDA	143,394	153,390	139,169	(42,990)
Impairment charges	27,402	4,327	2,978	65,706
Equity-based compensation	2,340	1,973	1,058	10,444
Merger, transaction and other costs [1]	1,572	761	4,349	43,765
Settlement costs [2]	—	—	—	14,643
(Gain) loss on dispositions of real estate investments	(34,102)	(5,867)	988	684
(Gain ) loss on derivative instruments	(530)	(1,588)	4,478	(3,217)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(300)	(1,032)	—	—
Loss on extinguishment of debt	13,090	58	817	—
Other (income) expense	(309)	16	(435)	(119)
Expenses attributable to 2023 proxy contest and related litigation [3]	—	—	—	14
Expenses attributable to European tax restructuring [4]	16	469	2,169	—
Transition costs related to the Merger and Internalization [5]	995	2,826	2,484	—
Adjusted EBITDA	153,568	155,333	158,055	88,930
Operating fees to related parties	—	—	(580)	8,652
General and administrative	15,196	16,177	16,867	6,977
Expenses attributable to 2023 proxy contest and related litigation [3]	—	—	—	(14)
Expenses attributable to European tax restructuring [4]	(16)	(469)	(2,169)	—
Transition costs related to the Merger and Internalization [5]	(995)	(2,826)	(2,484)	—
NOI	167,753	168,215	169,689	104,545
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,901	2,225	1,907	1,444
Straight-line rent	(5,349)	(4,562)	(6,720)	(2)
Cash NOI	$164,305	$165,878	$164,876	$105,987

Cash Paid for Interest:
Interest Expense	$89,815	$82,753	$83,575	$41,161
Non-cash portion of interest expense	(2,580)	(2,394)	(2,408)	(2,046)
Amortization of discounts on mortgages and senior notes	(24,080)	(15,338)	(15,078)	(3,374)
Total cash paid for interest	$63,155	$65,021	$66,089	$35,741
________
[1]For the three months ended June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization.
[2]In the three months ended September 30, 2023, we recognized these settlement costs which include one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation as well as expense for Common Stock issued to the Blackwells/Related Parties, as required under the cooperation agreement with the Blackwells/Related Parties.
[3]Amounts relate to costs incurred for the 2023 proxy that were specifically related to our 2023 proxy contest and related Blackwells litigation. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[4]Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[5] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(46,600)	$(34,687)	$(59,514)	$(142,488)
Impairment charges	27,402	4,327	2,978	65,706
Depreciation and amortization	89,493	92,000	98,713	49,232
(Gain) loss on dispositions of real estate investments	(34,102)	(5,867)	988	684
FFO (as defined by NAREIT) attributable to common stockholders	36,193	55,773	43,165	(26,866)
Merger, transaction and other costs [1]	1,572	761	4,349	43,765
Settlement costs [2]	—	—	—	14,643
Loss on extinguishment of debt	13,090	58	817	—
Core FFO attributable to common stockholders	50,855	56,592	48,331	31,542
Non-cash equity-based compensation	2,340	1,973	1,058	10,444
Non-cash portion of interest expense	2,580	2,394	2,408	2,046
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,901	2,225	1,907	1,444
Straight-line rent	(5,349)	(4,562)	(6,720)	(2)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(300)	(1,032)	—	—
Eliminate unrealized (gains) losses on foreign currency transactions [3]	(230)	(1,259)	4,941	(1,933)
Amortization of discounts on mortgages and senior notes	24,080	15,338	15,078	3,374
Expenses attributable to 2023 proxy contest and related litigation [4]	—	—	—	14
Expenses attributable to European tax restructuring [5]	16	469	2,169	—
Transition costs related to the Merger and Internalization [6]	995	2,826	2,484	—
Forfeited disposition deposit [7]	(196)	—	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$76,692	$74,964	$71,656	$46,929

Weighted average common shares outstanding — Basic and Diluted	230,381	230,320	230,320	130,825
Net loss per share attributable to common shareholders	$(0.20)	$(0.15)	$(0.26)	$(1.11)
FFO per diluted common share	$0.16	$0.24	$0.19	$(0.21)
Core FFO per diluted common share	$0.22	$0.25	$0.21	$0.24
AFFO per diluted common share	$0.33	$0.33	$0.31	$0.36
Dividends declared to common stockholders	$63,754	$81,923	$81,891	$41,978
________
[1]For the three months ended June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the REIT Merger and Internalization Merger.
[2]In the three months ended September 30, 2023, we recognized these settlement costs which include one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation as well as expense for Common Stock issued/to be issued to the Blackwells/Related Parties, as required under the cooperation agreement with the Blackwells/Related Parties.
[3]For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2024, the gain on derivative instruments was $0.5 million which consisted of unrealized gains of $0.2 million and realized gains of $0.3 million. For the three months ended March 31, 2024, the gain on derivative instruments was $1.6 million which consisted of unrealized gains of $1.3 million and realized gains of $0.3 million. For the three months ended December 31, 2023, the loss on derivative instruments was $4.5 million, which consisted of unrealized losses of $4.9 million and realized gains of $0.4 million. For the three months ended September 30, 2023, the gain on derivative instruments was $3.2 million which consisted of unrealized gains of $1.9 million and realized gains of $1.3 million.
[4]Amounts relate to costs incurred for the 2023 proxy that were specifically related to our 2023 proxy contest and related Blackwells litigation. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[5]Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[6] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[7] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)
Debt Overview
As of June 30, 2024

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2024 (remainder)	—	—	—%	$589
2025	334	1.1	3.8%	527,617
2026	96	1.9	3.8%	107,046
2027	10	3.4	4.4%	163,191
2028	125	3.9	4.2%	530,042
2029	151	4.9	5.0%	662,417
Thereafter	106	6.2	5.3%	400,986
Total Non-Recourse Debt	822	3.7	4.5%	2,391,888	47%

Recourse Debt
2026 - Revolving Credit Facility		2.3	5.4%	1,735,603
2027 - 3.75% Senior Notes		3.5	3.8%	500,000
2028 - 4.50% Senior Notes		4.3	4.5%	500,000
Total Recourse Debt		2.9	5.0%	2,735,603	53%

Total Debt		3.3	4.7%	$5,127,491	100%

Total Debt by Currency				Percent
USD				80%
EUR				10%
GBP				9%
CAD				1%
Total				100%

Footnotes:
[1]For non-recourse debt, amounts are shown within the year that the loan fully matures.
[2]As of June 30, 2024, the Company’s total combined debt was 90.0% fixed rate or swapped to a fixed rate and 10.0% floating rate.
[3]Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of June 30, 2024 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Future Minimum Lease Rents
As of June 30, 2024
Amounts in thousands

Future Minimum Base Rent Payments [1]
2024 (remainder)	$330,607
2025	640,453
2026	595,431
2027	535,019
2028	470,236
2029	382,853
Thereafter	1,791,675
Total	$4,746,274
Footnotes:
[1]Base rent assumes exchange rates of £1.00 to $1.26 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.73 as of June 30, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Diversification by Property Type/Segment

As of June 30, 2024
Amounts in thousands, except percentages

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$216,894	31%	32,086	50%	$124,522	32%	18,626	50%
Multi-Tenant Retail	199,639	28%	16,051	25%	127,237	33%	10,511	28%
Single-Tenant Retail	145,584	21%	7,671	12%	35,521	9%	2,462	7%
Office	140,760	20%	8,527	13%	103,704	26%	5,634	15%
Total	$702,877	100%	64,335	100%	$390,984	100%	37,233	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.26 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.73 as of June 30, 2024 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$209,941	31%	32,086	50%	$119,548	31%	18,626	50%
Multi-Tenant Retail	198,592	29%	16,051	25%	127,527	33%	10,511	28%
Single-Tenant Retail	134,538	19%	7,671	12%	34,531	9%	2,462	7%
Office	142,849	21%	8,527	13%	104,458	27%	5,634	15%
Total	$685,920	100%	64,335	100%	$386,064	100%	37,233	100%

[1]Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.26 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.73 as of June 30, 2024 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Diversification by Tenant Industry
As of June 30, 2024
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$45,994	7%	3,164	5%	$44,454	11%	2,943	9%
Auto Manufacturing	42,299	6%	4,237	7%	24,893	6%	1,736	5%
Healthcare	39,713	6%	1,721	3%	12,285	3%	584	2%
Discount Retail	37,775	5%	3,797	6%	14,290	4%	1,329	4%
Specialty Retail	32,177	5%	2,723	5%	18,626	5%	1,647	5%
Gas/Convenience	28,840	4%	665	1%	3,597	1%	79	—%
Freight	22,308	3%	2,515	4%	6,145	2%	624	2%
Consumer Goods	22,011	3%	4,705	8%	20,427	5%	4,036	12%
Home Improvement	19,979	3%	2,496	4%	7,522	2%	396	1%
Quick Service Restaurant	19,130	3%	558	1%	3,685	1%	101	—%
Other [2]	392,651	55%	33,875	56%	235,060	60%	20,485	60%
Total	$702,877	100%	60,456	100%	$390,984	100%	33,960	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.26 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.73 as of June 30, 2024 for illustrative purposes, as applicable.
[2]Other includes 82 industry types as of June 30, 2024.
[3]Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Top Twenty Tenants
As of June 30, 2024
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type/Segment	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
Imperial Reliance, LLC	Single Tenant Retail	Gas/Convenience	$22,465	3.2%
FedEx	Industrial & Distribution	Freight	19,449	2.8%
McLaren	Industrial & Distribution	Auto Manufacturing	19,432	2.8%
Fresenius	Single Tenant Retail	Healthcare	15,147	2.2%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	2.1%
Home Depot	Industrial & Distribution/Multi-Tenant Retail	Home Improvement	13,681	1.9%
Foster Wheeler	Office	Engineering	11,190	1.6%
Government Services Administration (GSA)	Office	Government	11,017	1.6%
PetSmart	Multi Tenant Retail	Pet Supplies	10,292	1.5%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	1.4%
ING Bank	Office	Financial Services	10,063	1.4%
Dollar General	Single Tenant Retail	Discount Retail	9,745	1.4%
Truist Bank	Single Tenant Retail	Retail Banking	9,358	1.3%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	1.3%
Dick's Sporting Goods	Multi Tenant Retail	Sporting Goods	8,509	1.2%
The Kroger Co. of Michigan	Industrial & Distribution	Logistics	8,500	1.2%
Contractors Steel	Industrial & Distribution	Metal Processing	7,952	1.1%
Finnair	Industrial & Distribution	Aerospace	7,711	1.1%
Kohl's Corporation	Multi Tenant Retail	Department Store	6,981	1.0%
Best Buy	Multi Tenant Retail	Wireless / Electronics	6,910	1.0%
Subtotal			232,569	33.1%

Remaining portfolio			470,308	66.9%

Total Portfolio			$702,877	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.26 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.73 as of June 30, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)
Diversification by Geography — As of June 30, 2024 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$558,187	79.6%	52,800	82.3%	$259,547	66.2%	27,154	72.9%
Michigan	61,342	8.7%	6,859	10.7%	22,779	5.8%	2,824	7.6%
Texas	44,722	6.4%	3,250	5.1%	19,605	5.0%	1,680	4.5%
Ohio	40,811	5.8%	5,936	9.2%	23,729	6.1%	4,012	10.8%
Georgia	32,872	4.7%	2,384	3.7%	6,797	1.7%	487	1.3%
North Carolina	32,201	4.6%	4,605	7.2%	14,209	3.6%	3,031	8.1%
Illinois	27,487	3.9%	2,796	4.3%	16,992	4.3%	1,900	5.1%
Alabama	24,216	3.4%	2,036	3.2%	10,382	2.7%	973	2.6%
Florida	23,846	3.4%	1,614	2.5%	13,423	3.4%	946	2.5%
California	21,948	3.1%	1,520	2.4%	20,418	5.2%	1,240	3.3%
South Carolina	20,470	2.9%	2,335	3.6%	4,764	1.2%	558	1.5%
Kentucky	19,268	2.7%	1,507	2.3%	8,774	2.2%	755	2.0%
Pennsylvania	17,441	2.5%	1,274	2.0%	8,489	2.2%	602	1.6%
Indiana	16,628	2.4%	2,425	3.8%	10,118	2.6%	1,359	3.7%
Oklahoma	14,643	2.1%	1,187	1.8%	6,199	1.6%	564	1.5%
Missouri	14,484	2.1%	1,221	1.9%	7,716	2.0%	612	1.6%
Louisiana	11,720	1.7%	862	1.3%	3,428	0.9%	369	1.0%
Tennessee	11,123	1.6%	1,302	2.0%	6,902	1.8%	673	1.8%
Massachusetts	10,955	1.6%	1,007	1.6%	10,226	2.6%	969	2.6%
New Jersey	10,057	1.4%	430	0.7%	—	—%	—	—%
New York	9,008	1.3%	1,073	1.7%	4,226	1.1%	356	1.0%
Wisconsin	8,504	1.2%	664	1.0%	5,227	1.3%	359	1.0%
Nevada	8,267	1.2%	423	0.7%	344	0.1%	14	—%
Kansas	8,142	1.2%	692	1.1%	3,220	0.8%	293	0.8%
Arkansas	7,748	1.1%	486	0.8%	5,614	1.4%	398	1.1%
Mississippi	7,682	1.1%	623	1.0%	542	0.1%	23	0.1%
Maryland	4,827	0.7%	419	0.7%	1,849	0.5%	170	0.5%
Connecticut	4,598	0.7%	402	0.6%	2,742	0.7%	305	0.8%
New Mexico	4,532	0.6%	415	0.6%	2,721	0.7%	301	0.8%
Virginia	4,204	0.6%	326	0.5%	2,492	0.6%	230	0.6%
Iowa	3,841	0.5%	402	0.6%	2,365	0.6%	269	0.7%
Minnesota	3,321	0.5%	335	0.5%	1,124	0.3%	210	0.6%
Colorado	3,201	0.5%	138	0.2%	2,694	0.7%	94	0.3%
West Virginia	3,134	0.4%	345	0.5%	354	0.1%	47	0.1%
New Hampshire	2,917	0.4%	345	0.5%	2,380	0.6%	256	0.7%
Maine	2,323	0.3%	76	0.1%	2,121	0.5%	64	0.2%
Rhode Island	2,207	0.3%	107	0.2%	772	0.2%	21	0.1%
North Dakota	1,855	0.3%	193	0.3%	925	0.2%	47	0.1%
Wyoming	1,840	0.3%	103	0.2%	—	—%	—	—%
Nebraska	1,761	0.3%	113	0.2%	794	0.2%	39	0.1%
Montana	1,663	0.2%	100	0.2%	—	—%	—	—%
South Dakota	1,489	0.2%	101	0.2%	1,125	0.3%	54	0.1%
Utah	1,444	0.2%	53	0.1%	329	0.1%	12	—%
Vermont	1,338	0.2%	235	0.4%	102	—%	22	0.1%
Idaho	731	0.1%	36	0.1%	198	0.1%	6	—%
Alaska	424	0.1%	9	—%	—	—%	—	—%
Arizona	366	0.1%	22	—%	—	—%	—	—%
Delaware	337	—%	10	—%	337	0.1%	10	—%
Washington, DC	249	—%	4	—%	—	—%	—	—%
United Kingdom	79,856	11.4%	5,204	8.1%	79,859	20.4%	5,205	14.0%
Netherlands	16,330	2.3%	1,007	1.6%	16,330	4.2%	1,007	2.7%
Finland	13,256	1.9%	1,457	2.3%	—	—%	—	—%
Germany	10,220	1.5%	1,584	2.5%	10,220	2.6%	1,584	4.3%
France	7,677	1.1%	1,416	2.2%	7,677	2.0%	1,416	3.8%
Channel Islands	5,979	0.9%	114	0.2%	5,979	1.5%	114	0.3%
Luxembourg	5,719	0.8%	156	0.2%	5,719	1.5%	156	0.4%
Canada	3,034	0.4%	372	0.6%	3,034	0.8%	372	1%
Italy	2,240	0.3%	196	0.3%	2,240	0.6%	196	0.5%
Spain	379	0.1%	29	—%	379	0.1%	29	0.1%
Total	$702,877	100%	64,335	100%	$390,984	100%	37,233	100%
Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.26 for GBP, €1.00 to $1.07 for EUR and C$1.00 to $0.73 as of June 30, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2024 (Unaudited)

Lease Expirations
As of June 30, 2024

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2024 (Remaining)	86	$27,561	3.9%	1,296	2.0%
2025	207	52,228	7.4%	4,769	8.0%
2026	226	60,770	8.6%	4,312	7.0%
2027	270	59,647	8.5%	5,457	9.0%
2028	323	88,680	12.6%	8,951	15.0%
2029	301	88,819	12.6%	8,575	14.0%
2030	147	57,199	8.1%	4,352	7.0%
2031	81	33,220	4.7%	5,208	9.0%
2032	100	37,108	5.3%	3,048	5.0%
2033	98	38,566	5.5%	2,844	5.0%
2034	75	26,731	3.8%	1,799	3.0%
2034	30	15,442	2.2%	1,399	2.0%
2036	47	10,747	1.5%	1,016	2.0%
2037	24	3,762	0.5%	235	—%
2038	139	31,056	4.4%	1,849	3.0%
Thereafter (>2038)	239	71,341	10.3%	5,346	9.2%
Total	2,393	$702,877	100%	60,456	100%
Footnotes:
[1]Annualized rental income converted from local currency into USD as of June 30, 2024 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.